EXHIBIT 4.05(d)


                              TERM PROMISSORY NOTE

      $450,000.00                               June 4, 1993


     For value received, the undersigned MARINE MANAGEMENT SYSTEMS, INC., an Ohio Corporation authorized to do business in the State of Connecticut, (hereinafter "Maker") with a business address at 102 Hamilton Avenue, Stamford, Connecticut, does hereby promise to pay PEOPLE'S BANK, a Connecticut Banking Corporation, or order, ("Lender") at its office at 350 Bedford Street, Stamford, Connecticut, or at such other place as the holder hereof, (including Lender, hereinafter referred to as "Holder") may designate, the sum of FOUR HUNDRED AND FIFTY THOUSAND AND 00/100 ($450,000.00) DOLLARS, together with interest on the unpaid balance of this Note beginning as of the date hereof, before or after maturity or judgment (subject to the default rate set forth below), at the rate of one and one-half percentage points (1.50%) percent per annum above the Holder's Prime Rate (defined below) on a floating basis, which rate shall be computed and payable monthly in arrears on the basis of a Three Hundred Sixty
(360) day year and actual days elapsed, together with all taxes levied or assessed on this Note or the debt evidenced hereby against the Holder (excluding taxes on the net income of the Holder, and together with all reasonable costs, expenses and attorneys' and other professional fees incurred in any action to collect this Note or to enforce, protect, preserve, defend or sustain or foreclose the lien of any mortgage, security agreement or other agreement or in any litigation or controversy arising from or connected with said mortgage, security agreement or other agreement or this Note. The term "Prime Rate" as used herein shall mean the interest rate which Lender announces from time to time as its Prime Rate. The Prime Rate may not be Lender's lowest or most favorable rate. Any change in the interest rate because of a change in the Prime Rate shall become effective immediately, without notice or demand.

     Interest shall be due and payable monthly in arrears on the first day of each and every month commencing on July 4, 1993 and continuing until the obligations evidenced by this Note are fully and finally paid. Principal shall be due and payable in: (1) Fifty-nine (59) equal monthly installments of FIVE THOUSAND EIGHT HUNDRED AND THIRTY-THREE 33/100 ($5,833.33) DOLLARS plus interest, commencing on July 4, 1993 and continuing on the first day of each





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every month  thereafter  through and including  May 4, 1998;  and (ii) one final payment of all outstanding principal together with outstanding interest thereon on June 4, 1998. Notwithstanding the foregoing, Maker shall make such other payments on account of principal as may be necessary to insure that the outstanding principal balance shall not exceed the Funding Formula as more fully described in the Commercial Revolving Loan, Term Loan and Security Agreement ("CRLTLSA") of even date herewith which is incorporated herein by reference thereto. Such payments of principal as may be required to insure compliance with the funding formula, shall not reduce the monthly payments of principal as set forth in this note, but shall reduce the term accordingly.

     Maker agrees that: (i) if any installment of principal or interest or any other sum due hereunder is not paid within ten (10) days of the date such payment is due and payable; or (ii) if any demand indebtedness of Maker to Holder is not paid on demand; or (iii) if any installment of interest or other sums due under that certain Promissory Note of even date herewith in the original principal amount of $150,000.00 ("Revolving Note") is not paid when due and payable; (iv) If Maker or any endorser hereof or any guarantor or surety of any obligation of Maker hereunder shall suffer or permit the filing by or against it of any petition for adjudication, arrangement, reorganization or the like under any bankruptcy or insolvency law, make an assignment for the benefit of creditors or suffer or permit the appointment of a receiver for any part of its property and in the case of an involuntary petition which is not released or dismissed within thirty (30) days; or (v) if Maker shall be in default under the CRLTLSA, the Revolving Note, or under any other security agreement or any other agreement securing this Note, or in the payment of performance of any other obligation to Holder or any material obligation of any other person; then, upon the happening of any such event, an event of default shall have occurred hereunder and the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, become immediately due and payable without notice. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Maker shall have a thirty (30) day grace period to cure a default except for a default in payment of installments of principal and/or interest due hereunder pursuant to (i), (ii) and (iv) hereinabove set forth. Notwithstanding the foregoing, the 30 day period herein provided shall not be in addition to other grace periods set forth in the Loan documents and the CRLTLSA, which Loan documents and CRLTLSA at all times shall control. Upon the occurrence of such an event of




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default,  the interest rate on this Note shall  automatically  increase  without notice to a floating per annum rate equal to three percentage points (3.0%) above the interest rate otherwise in effect hereunder at the time of such default.

     In the event of Maker's failure to pay any installment of principal, interest and/or any other sum due hereunder or under the CRLTLSA (collectively the "Sum") for more than ten (10) days from the date it is due and payable, without in any way affecting Holder's right to make demand hereunder or to declare an event of default to have occurred, Holder may collect a late charge equal to five (5.0%) percent of the sum due to cure the extra expense involved in handling such delinquent payment. The minimum late charge shall be $50.00.

     Maker may prepay this Note in whole or in part at any time without penalty.

     Notwithstanding any provisions of this Note, it is the understanding and agreement of the Maker and Holder (and any guarantors of Maker's liabilities) that the maximum rate of interest to be paid by Maker (or guarantors of Maker's liabilities) to the Holder shall not exceed the highest or the maximum rate of interest permissible to be charged by a commercial lender such as Lender to a commercial borrower such as Maker under the laws of the State of Connecticut. Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal.

     Maker, and each and all guarantors of this Note hereby give the Holder a lien and right of setoff after default for all Maker's liabilities upon and against all the deposits, credits, collateral and property of Maker and guarantors, now or hereafter in the possession or control of the Holder or in transit to it. Holder may, upon the occurrence of an event of default hereunder, apply or setoff the same, or any part thereof, to any liability of the Maker, even though unmatured.

     Notwithstanding the foregoing, if the proceeds from an insurance policy is paid to the Holder pursuant to the mortgage or any security or other agreement securing this Note, the Holder, at its option, may apply all or part of such proceeds to the outstanding principal balance of this Note, interest thereon and other obligations of Maker hereunder or otherwise in such order as Holder, in its sole discretion, deems proper.


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     Failure by the Holder to insist upon the strict performance by Maker of any terms and provisions herein shall not deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note.

     THE MAKER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF THE HOLDER'S RIGHTS AND REMEDIES, INCLUDING, WITHOUT LIMITATION, TORT CLAIMS. THE MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

     MAKER AND EACH AND ALL  GUARANTORS OF THIS NOTE  ACKNOWLEDGE  THAT THE LOAN
EVIDENCED BY THE NOTE IS A COMMERCIAL TRANSACTION AND WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER MAY DESIRE TO USE, AND further, waive diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and all guarantors agree that the time for payment of this Note may be extended at Holder's sole discretion, without impairing their liability thereon, and further consent to the release of all or any part of the security for the payment hereof, at the discretion of Holder, or the release of any party liable for this obligation without affecting the liability of the other parties hereto. THE MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

     This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.



                                    MARINE MANAGEMENT SYSTEMS,INC.


                                    BY:   /s/ Eugene D. Story
                                        --------------------------
                                          EUGENE D. STORY
                                          Its President
                                          Duly Authorized






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